UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 19, 2023

APPLIED UV, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39480	84-4373308
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

150 N. Macquesten Parkway Mount Vernon, NY	10550
(Address of registrant’s principal executive office)	(Zip code)

(914) 665-6100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AUVI	The Nasdaq Stock Market LLC
10.5% Series A Cumulative Perpetual Preferred Stock, par value $0.0001 per share	AUVIP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 8.01. Other Events.

On June 19, 2023, the Board of Directors of Applied UV, Inc (“Applied UV” or the “Company”) temporarily suspended the Company’s: (i) monthly $0.21875 dividend on its 10.5% Series A Cumulative Perpetual Preferred Stock (“Series A Preferred Stock”), commencing with the July dividend, that would have been paid on July 17, 2023; (ii) quarterly $0.03 dividend on its 2% Series B Cumulative Perpetual Preferred Stock (“Series B Preferred Stock”), commencing with the dividend for the quarter ending June 30, 2023, that would have been paid on July 17, 2023; and (iii) quarterly $0.0625 dividend on its 5% Series C Cumulative Perpetual Preferred Stock (“Series C Preferred Stock”), commencing with the dividend for the quarter ending June 30, 2023, that that would have been paid on July 17, 2023. The dividends on each Series cited above have been suspended by the Board for the next eleven (11) months, or until the month of May 2024 for the Series A Preferred Stock or the quarter ending March 31, 2024 for the Series B and C Preferred Stock but may be re-instated at any time in the Board’s discretion (the “Suspension Period”). The suspension of these dividends will defer approximately $1.5 million in cash dividend payments until after the Suspension Period.

Notwithstanding anything contained herein to the contrary, dividends on the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall accrue whether or not the Company has earnings, whether or not there are funds legally available for the payment of such dividends, and whether or not such dividends are authorized or declared. No interest is payable in respect of any dividend payment or payments on the Series A, B or C Preferred Stock which may be in arrears.

The Company previously paid a monthly cash dividend of $0.21875 per share on the Series A Preferred Stock having a record date of June 2, 2023, a quarterly cash dividend of $0.03 per share on the Series B Preferred Stock having a record date of March 31, 2023, and a quarterly cash dividend of $0.0625 on the Series C Preferred Stock having a record date of March 31, 2023.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED UV, INC.

Date: June 23, 2023	By:	/s/Max Munn
Max Munn
Chief Executive Officer

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